UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2020 (March 11, 2020)

DBUB GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28767	88-0403070
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 108 ShangCheng Road, Suite 2-2204

Pudong New District, Shanghai, China 200120

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+086-156-18521412

(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2020, DBUB Group, Inc. (the “Company”) entered into series of Debt Conversion Agreements (each, an “Agreement”; together, the “Agreements”) with Ms. Zinan Zhou and Ms. Xueou Wang, respectively. As per the terms of the Agreements, Ms. Zinan Zhou and Ms. Xueou Wang each agreed to accept 31,157,480 and 17,241,785 shares of the Company’s restricted common stock (the “Debt Shares”), respectively, in satisfaction of the amount they lent to DBUB PTE. LTD. and Huantai (Shanghai) Enterprise Management Co, Ltd., two of the Company’s subsidiaries. Following the execution of the Agreements and issuance of the Debt Shares, the total debts owed to Ms. Zinan Zhou and Ms. Xueou Wang were paid in full, including principal and accrued interest.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Debt Conversion Agreement, between the Company and Zinan Zhou regarding the debt of DBUB PTE. LTD., dated February 11, 2020.
10.2	Debt Conversion Agreement, between the Company and Zinan Zhou regarding the debt of Huantai (Shanghai) Enterprise Management Co, Ltd., dated February 11, 2020.
10.3	Debt Conversion Agreement, between the Company and Xueou Wang regarding the debt of Huantai (Shanghai) Enterprise Management Co, Ltd., dated February 11, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBUB GROUP, INC.

Date: March 17, 2020	By:	/s/ Zinan Zhou
	Name:	Zinan Zhou
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

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